Exhibit 99

PRESS RELEASE

April 18, 2002


FROM:     Heartland Financial USA, Inc.
          Lynn B. Fuller - Chairman, President and CEO
          (563) 589-2105
          John K. Schmidt - Executive Vice President and CFO
          (563) 589-1994

RE:       First Quarter 2002 Earnings
RELEASE:  Immediate


HEARTLAND FINANCIAL USA, INC. REPORTS A 55% INCREASE IN FIRST
QUARTER EARNINGS

(Dubuque, Iowa) Heartland Financial USA, Inc. (HTLF - OTC BB) today announced a $1.357 million or 55% increase in earnings for the first quarter of 2002. Net income totaled $3.813 million, or $.39 on a diluted earnings per common share basis, for the first quarter of 2002 compared to $2.456 million, or $.25 on a diluted earnings per common share basis, during the same quarter in 2001. Return on common equity was 14.19% and return on assets was .95% for the first quarter of 2002. For the same period in 2001, return on equity was 10.24% and return on assets was .67%.

Contributing to the improved earnings during the first quarter of 2002 was the $2.309 million or 20% growth in net interest income due primarily to growth in earning assets. Average earning assets went from $1.321 billion during the first quarter of 2001 to $1.457 billion during the same quarter in 2002, a change of $136 million or 10%. Also contributing to the improved earnings was the $1.046 million or 14% increase in noninterest income while the increase in noninterest expense was held to $1.085 million or 8%. In addition to gains on sale of loans, the other noninterest income category to reflect significant improvement was service charges and fees. Exclusive of securities gains and losses, including trading account securities gains and losses, noninterest income experienced a $1.340 million or 19% increase.

The Company's adoption of the provision of Statement of Financial Accounting Standards ("FAS") No. 142, Goodwill and Other Intangible Assets, on January 1, 2002, discontinued the amortization of $9.507 million in unamortized goodwill. The amount of amortization expense recorded during the first quarter of 2001 on this goodwill was $134 thousand ($.01 on a diluted per common share basis).

Chairman, President and Chief Executive Officer Lynn B. Fuller noted, "I am excited about the Company's earnings performance this quarter. Earnings for this year are off to a good start as first quarter net income exceeded our budgeted expectations. Our return on average equity in excess of 14% and return on average assets of nearly 1% provides excellent evidence of the benefits derived from the expansion and diversification efforts embarked upon in the late 1990's."

Total assets remained stable at March 31, 2002, declining by less than 1% since year-end 2001. Loans and leases were $1.094 billion and deposits were $1.217 billion at the end of the first quarter, a decrease of 1% and an increase of 1%, respectively, since year-end 2001. Historically, the Company has not experienced significant growth in its core business during the first quarter of the year. Loan growth was slowed due to paydowns experienced in the mortgage loan portfolio as customers continued to refinance their mortgage loans into fifteen- and thirty-year fixed rate loans, which the Company usually sells into the secondary market. Some of this slowed growth was offset by an increase in the commercial loan portfolio, which grew $21.606 million or 3% during the first quarter. Management feels that opportunities for growth within the commercial loan portfolio will continue to expand during remaining quarters of 2002.

Net interest margin, expressed as a percentage of average earning assets, was 3.86% during the first quarter of 2002 compared to 3.54% for the same period in 2001 and 3.79% for the fourth quarter of 2001. During the first quarter of 2001, national prime decreased from 9.50% to 8.00%. During the first quarter of 2002, national prime remained unchanged at 4.75%. The Company manages its balance sheet to minimize the effect a change in interest rates has on its net interest margin. The Company has been successful in the utilization of floors on its commercial loan portfolio to minimize the affect downward rates have on its interest income. If rates begin to edge upward, the Company will not see a corresponding increase in its interest income until rates have moved above the floors in place on these loans. Interest income as a percentage of average earning assets went from 8.60% during the first quarter of 2001 to 7.00% during the first quarter of 2002, a decline of 160 basis points. Additionally, on the liability side of the balance sheet, the Company has locked in some funding in the three- to five-year maturities as rates were at historical low levels. During the last half of 2001, the Company elected to obtain additional Federal Home Loan Bank advances to lock in these low rates in anticipation of fixed-rate commercial loan growth and the replacement of maturing advances during the first half of 2002. Interest expense as a percentage of average earning assets went from 5.06% during the first quarter of 2001 to 3.14% for the same quarter in 2002, a decline of 192 basis points.

The allowance for loan and lease losses at March 31, 2002, was 1.38% of loans and 177% of nonperforming loans, compared to 1.33% of loans and 180% of nonperforming loans, at year-end 2001. Nonperforming loans increased to .78% of total loans and leases at March 31, 2002, compared to .73% of total loans and leases at December 31, 2001. This increase was primarily the result of one agricultural credit at New Mexico Bank and Trust for which a workout plan is in process. The $985 thousand provision for loan losses made during the first quarter of 2002, an increase of $264 thousand or 37% when compared to the same period in 2001, resulted primarily from the increase in nonperforming loans and growth experienced in the commercial loan portfolio.

Heartland is a $1.6 billion financial services company with six banks in Iowa, Illinois, Wisconsin and New Mexico:

  Dubuque Bank and Trust Company, with eight offices in
     Dubuque, Epworth, Farley and Holy Cross, Iowa
  Galena State Bank and Trust Company, with three offices in
     Galena and Stockton, Illinois
  First Community Bank, FSB, with three offices in Keokuk, Iowa and Carthage, Illinois
  Riverside Community Bank, with three offices in Rockford,
     Illinois
  Wisconsin Community Bank, with six offices in Cottage Grove,
     Middleton, Sheboygan, Green Bay, Monroe and Eau Claire,
     Wisconsin
  New Mexico Bank and Trust, with eight offices in Albuquerque and Clovis, New Mexico

Other subsidiaries include:

  ULTEA, Inc., a fleet leasing company with offices in Madison and Milwaukee, Wisconsin
  Citizens Finance Co., a consumer finance company with offices in Madison and Appleton, Wisconsin; Dubuque, Iowa; and
     Rockford, Illinois

Additional information about Heartland is available through our website at www.htlf.com.

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of September 11th, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems;
(vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                     For the Quarter Ended
                                           March 31,
                                     2002              2001
                                 ----------------------------

INCOME STATEMENT DATA
Interest income (tax equivalent
 adjusted)                       $   25,131        $   28,022
Interest expense                     11,278            16,478
                                 ----------        ----------
Net interest income                  13,853            11,544
Provision for loan and lease
 losses                                 985               721
Noninterest income                    8,472             7,426
Noninterest expense                  15,358            14,273
Income tax expense                    1,885             1,238
Tax equivalent adjustment               284               282
                                 ----------        ----------
Net income                       $    3,813        $    2,456
                                 ==========        ==========

PER COMMON SHARE DATA
Earnings per common share
 - basic                         $     0.39        $     0.26
Earnings per common share
 - diluted                             0.39              0.25
Dividends declared per common
 share                                 0.10              0.09
Weighted average shares
 outstanding - basic              9,729,332         9,618,210
Weighted average shares
 outstanding - diluted            9,793,766         9,724,761

AVERAGE BALANCES
Assets                           $1,630,312        $1,476,725
Loans and leases, net of
 unearned                         1,087,221         1,046,744
Deposits                          1,213,712         1,096,192
Earning assets                    1,457,072         1,321,222
Stockholders' equity                108,965            97,243

EARNINGS PERFORMANCE RATIOS
Return on average assets              0.95%             0.67%
Return on average equity             14.19             10.24
Net interest margin                   3.86              3.54
Net interest margin, excluding
 fleet leasing company debt           3.96              3.70
Efficiency ratio                     69.04             77.58
Efficiency ratio, banks only         59.25             66.14

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                 As of and        As of and
                                   for the         for the
                                   quarter          year
                                    ended           ended
                                   March 31       December 31
                                    2002            2001
                                 ----------------------------

BALANCE SHEET DATA
Total Assets                     $1,631,437        $1,644,064
Securities                          361,127           325,217
Total loans and leases            1,093,805         1,105,205
Allowance for loan &
 lease losses                        15,075            14,660
Total deposits                    1,217,199         1,205,159
Long-term debt                      140,483           143,789
Total stockholders' equity          110,411           107,090

PER COMMON SHARE DATA
Book value per common share      $    11.24        $    11.06
FAS 115 effect on book value
 per common share                      0.30              0.37

LOAN AND LEASE DATA
Commercial and commercial
 real estate                     $  673,085        $  651,479
Residential mortgage                142,704           168,912
Agricultural and agricultural
 real estate                        143,887           145,460
Consumer                            124,045           127,874
Direct financing leases, net         13,793            15,570
Unearned discount and deferred
 loan fees                           (3,709)           (4,090)
                                 ----------        ----------
Total Loans and Leases           $1,093,805        $1,105,205
                                 ==========        ==========

ASSET QUALITY
Nonaccrual loans                 $    7,425        $    7,623
Restructured loans                        -                 -
Loans past due ninety days or
 more as to interest or
 principal payments                   1,069               500
Other real estate owned                 245               130
Other repossessed assets                291               343
                                 ----------        ----------
Total nonperforming assets       $    9,030        $    8,596
                                 ==========        ==========

ALLOWANCE FOR LOAN AND
 LEASE LOSSES
Balance, beginning of period     $   14,660        $   13,592
Provision charged to operating
 expense                                985             4,283
Loans charged off                      (837)           (3,757)
Recoveries                              267               542
Additions related to
 acquisitions                             -                 -
                                 ----------        ----------
Balance, end of period           $   15,075        $   14,660
                                 ==========        ==========

ASSET QUALITY RATIOS
Ratio of nonperforming loans
 to total loans & leases              0.78%             0.73%
Ratio of nonperforming assets
 to total assets                      0.55              0.52
Ratio of net loan chargeoffs
 to average loans and leases          0.05              0.30
Allowance for loan losses as
 a percent of loans                   1.38              1.33
Allowance for loan losses as
 percent of nonperforming
 loans and leases                   177.49            180.47


                                 As of and        As of and
                                   for the         for the
                                   quarter          year
                                    ended           ended
                                   March 31       December 31
                                    2001            2000
                                 ----------------------------

BALANCE SHEET DATA
Total Assets                     $1,512,050        $1,466,387
Securities                          262,601           228,065
Total loans and leases            1,057,788         1,042,096
Allowance for loan &
 lease losses                        14,100            13,592
Total deposits                    1,105,103         1,101,313
Long-term debt                      119,466           102,856
Total stockholders' equity           99,344            96,146

PER COMMON SHARE DATA
Book value per common share      $    10.33        $    10.00
FAS 115 effect on book value
 per common share                      0.30              0.14

LOAN AND LEASE DATA
Commercial and commercial
 real estate                     $  578,633        $  550,366
Residential mortgage                203,703           215,638
Agricultural and agricultural
 real estate                        135,034           133,614
Consumer                            127,109           128,685
Direct financing leases, net         17,249            17,590
Unearned discount and deferred
 loan fees                           (3,940)           (3,797)
                                 ----------        ----------
Total Loans and Leases           $1,057,788        $1,042,096
                                 ==========        ==========

ASSET QUALITY
Nonaccrual loans                 $    4,887        $    5,860
Restructured loans                      354               357
Loans past due ninety days or
 more as to interest or
 principal payments                     433               523
Other real estate owned                 257               489
Other repossessed assets                260               219
                                 ----------        ----------
Total nonperforming assets       $    6,191        $    7,448
                                 ==========        ==========

ALLOWANCE FOR LOAN AND
 LEASE LOSSES
Balance, beginning of period     $   13,592        $   10,844
Provision charged to operating
 expense                                721             3,301
Loans charged off                      (298)           (2,280)
Recoveries                               85               585
Additions related to
 acquisitions                             -             1,142
                                 ----------        ----------
Balance, end of period           $   14,100        $   13,592
                                 ==========        ==========

ASSET QUALITY RATIOS
Ratio of nonperforming loans
 to total loans & leases              0.54%             0.65%
Ratio of nonperforming assets
 to total assets                      0.41              0.51
Ratio of net loan chargeoffs
 to average loans and leases          0.02              0.17
Allowance for loan losses as
 a percent of loans                   1.33              1.30
Allowance for loan losses as
 percent of nonperforming
 loans and leases                   248.51            201.60

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                                  For the
                                              Quarter Ended
                                                March 31,
                                              2002      2001
                                           -------------------
NONINTEREST INCOME
 Service charges and fees                    $  1,933  $  1,461
 Trust fees                                       832       766
 Brokerage commissions                            127       126
 Insurance commissions                            217       251
 Securities gains, net                             81       572
 Loss on trading account securities               (28)    (225)
 Rental income on operating leases              3,856     3,854
 Gain on sale of loans                          1,007       393
 Other noninterest income                         447       228
                                             --------  --------
  Total noninterest income                   $  8,472  $  7,426
                                             ========  ========

NONINTEREST EXPENSE
 Salaries and employee benefits              $  6,985  $  6,210
 Occupancy                                        777       825
 Furniture and equipment                          818       806
 Depreciation on equipment under
  operating leases                              3,030     2,918
 Outside services                                 881       753
 FDIC deposit insurance assessment                 53        51
 Advertising                                      452       379
 Goodwill and core deposit
  intangibles amortization                        254       418
 Other noninterest expenses                     2,108     1,913
                                             --------  --------
  Total noninterest expense                  $ 15,358  $ 14,273
                                             ========  ========